UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2023

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

880 Harbour Way South, Suite 600, Richmond, California 94804
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

1414 Harbour Way South, Suite 1901, Richmond, California, 94804
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	SPWR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

SPWR RIC Borrower 2022-1, a wholly owned indirect subsidiary of SunPower Corporation (the “Company”), is party to that certain Loan and Security Agreement, dated June 30, 2022, with the lenders party thereto from time to time, Atlas Securitized Products Holdings, L.P., as administrative agent and Computershare Trust Company, National Association, as paying agent (as amended, the “Atlas Credit Agreement”). On December 6, 2023, the Company became aware of a breach of the covenant requiring delivery of the Company’s unaudited financial statements within 45 days following quarter end (the “Quarterly Financials Covenant”), subject to a 10 business day cure period. Thus, the Company’s quarterly financials for the third quarter of 2023 (the “Q3 Financials”) were required to be delivered by November 29, 2023 before failure to deliver the Q3 Financials became an event of default under the Atlas Credit Agreement. Due to the delay in delivery of the Q3 Financials, there is an event of default under the Atlas Credit Agreement, which could be read to result in the immediate acceleration of debt under the Atlas Credit Agreement. If accelerated, the total accelerated amount would be equal to the principal, accrued interest, interest at the default rate (as applicable) and all other obligations payable under the Atlas Credit Agreement, which would be equal to approximately $65.3 million.

The Company is currently in discussion with the lenders under the Atlas Credit Agreement regarding a waiver in connection with its pending restatement of financials, including delay in delivery of its Q3 Financials. There can be no assurance that a waiver will be obtained.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

December 18, 2023	By:	/S/ ELIZABETH EBY
	Name:	Elizabeth Eby
	Title:	Executive Vice President and Chief Financial Officer